Exhibit 10.9.3
[Translation of Chinese original]
Non-Competition Agreement
This Non-Competition Agreement (hereinafter referred to as this “Agreement”) is signed by the following parties on November 24, 2007, in Beijing, China:
(1)	Shanghai FLOG Media Culture Company Ltd., a limited liability company organized and existing under the laws of the People’s Republic of China (“PRC”), with its registered address at Suite 115, 2126 South Donghaicun Town, Caojing Town, Jinshan District, Shanghai, PRC (hereinafter referred as “Party A”);

(2)	Shanghai Xindijia AD Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its registered address at Suite 220, Block 2, 69 Tingwei Road Central, Shanyang Town, Jinshan District, Shanghai (hereinafter referred as “Party B”); and

(3)	Redgate Interactive Advertising (Beijing) Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with its registered address at Suite 1807, Tower B, Jianwai SOHO Building (South Wing), 39 East Third Ring Road, Chaoyang District, Beijing, PRC (hereinafter referred to as “Redgate Interactive”).

(The above signatories shall hereinafter be referred to, jointly, as the “Parties” and, individually, as a “Party”.)
     Whereas:
(1)	Party A is a limited liability company engaged in the planning of and provision of consulting services for cultural and artistic activities as well as the provision of business consulting (not including acting as an agent). Party A is also engaged in the design, production, acting as an agent for, and publication of different types of advertisements.

(2)	Party B is a limited liability company engaged in the organization and planning of advertising production, advertising design, acting as an agent for the publication of advertisements, and commercial activities related to advertising.

(3)	On November 24, 2007, Party A and all of its shareholders entered into a Capital Increase Agreement (“Capital Increase Agreement”) with Redgate Interactive. In accordance with the aforementioned agreement, one of the conditions precedent to the contribution by Redgate Interactive of a fixed amount towards Party A’s capital increase is that Party A shall not be in a situation where it is confronted with competition from Party B.

(4)	By virtue of the fact that Party B and Party A are controlled by the same shareholder, Party B has an actual related party relationship with Party A. Party B has, since the establishment of Party A, gradually transferred those of its businesses which are related to golf course advertisements to Party A in accordance with relevant agreements. Party B shall complete the transfer of all such businesses within the expected time frame.

(5)	Party B acknowledges that a breach of the Non-Competition obligations set forth in this Agreement will cause substantial harm to Party A and Redgate Interactive.

(6)	In order to protect the interests of Party A and Redgate Interactive, Party B hereby agrees to fulfill the Non-Competition obligations in accordance with the terms and provisions of this Agreement.
Now Therefore, in accordance with the laws, regulations and rules of the PRC currently in effect and as a result of equitable and friendly negotiations, the Parties hereby reach the following agreement:
I.	Definitions
1.1	Related Party

With respect to this Agreement, a Related Party of any person or entity shall include: (1) an organization of any type at which such person or entity holds a management position or of which such person or entity is either a director or partner or in which, either individually or in conjunction with a Related Party, such person or entity holds, directly or indirectly, 10% or more beneficial interest; (2) such person or entity of which 10% or more of its beneficial interest is directly or indirectly owned by a Related Party; (3) such person or entity of which 10% or more of its beneficial interest and that of a Related Party is directly or indirectly owned by the same person or entity; (4) any trust or other property in which such person or entity owns a substantial beneficial interest or for which such person or entity is acting as a trustee (or undertaking a similar duty of trust); and (5) any person who cohabits with such person or is the director or manager of such entity or its parent company or its subsidiary, or any family member or spouse of such director or manager, or any family member of such spouse.

1.2	Competing Business

Competing Business refers to any business which is in competition with Party A (including, but not limited to, businesses related to golf courses), including, but not limited to, the following activities: (1) developing and manufacturing products which compete with or which are similar to products developed or manufactured by Party A; (2) distributing, trading or selling, through direct sales or using networks or by other means, products that are manufactured in a different location but which compete with or are similar to products distributed, traded or sold by Party A; (3) providing, by any means, services which compete with or which are similar to services provided by Party A (the foregoing products or services include any products or services under development by Party A or products or services in the course of being planned and developed during the term of this Agreement); or (4) possessing any other attributes which compete with Party A.
II.	Non-Competition
2.1	Non-Competition Period

The Parties hereby agree that, for the purpose of this Agreement, the “Non-Competition Period” shall be a period of twenty (20) years effective from the date of execution of this Agreement.

2.2	Non-Competition Territory

The Parties hereby agree that, for the purpose of this Agreement, the “Non-Competition Territory” shall refer to the entire world including, but not limited to, the People’s Republic of China (including the Hong Kong SAR, the Macau SAR, and the territory of Taiwan), and any other countries and territories in the world where Party A is currently developing or may develop business in the future.

2.3	Non-Competition Obligations

Without the prior written approval of Party A, Party B warrants that, within the Non-Competition Period and the Non-Competition Territory, it shall not individually or in conjunction with a Related Party:
(1)	Engage in any conduct that will harm the interests of Party A (with respect to the intent of Clause 2.3, “Party A” shall be interpreted as including Party A and Party A’s subsidiary(ies), parent company(ies) or Related Party(ies)), or infringe on the legal rights of Party A; or

(2)	Incite, induce, encourage, or facilitate by other means, any employee of Party A to terminate the employment relationship with Party A, except for any actions undertaken by Party B with Party A’s written approval in the course of the performance of Party B’s duties during the Relationship Period; or

(3)	Incite, induce, encourage or facilitate by other means any supplier, contractor or client of Party A (including, but not limited, to any golf operating and management companies, advertising firms, or advertisers) to terminate its cooperative relationship with Party A, or engage in any conduct which may have a negative effect on the cooperative relationship between Party A and such supplier, contractor or client; or

(4)	Directly or indirectly, whether on Party B’s own behalf or acting as a representative of another person or organization, provide any consulting services or other type of service that will assist others to engage in a Competing Business; or

(5)	Except as otherwise stated in the Appendix, individually or in conjunction with others, by any means (including, but not limited to, via investment, merger/acquisition, joint operation, joint venture; cooperation, partnership; subcontracting arrangement, leasing arrangement or share/equity purchase) directly or indirectly engage in or participate in any Competing Business.
With respect to the circumstances described in the Appendix, Party B shall complete the transfer of all golf course-related advertising business from Xindijia without consideration in accordance with Clause 4.4 of the Capital Increase Agreement.
III.	Applicable Law and Dispute Resolution
3.1	Applicable Law

This Agreement shall be governed by the laws of the PRC and interpreted in accordance therewith.

3.2	Dispute Resolution
(1)	The Parties shall use their best efforts to resolve any disputes arising out of or in relation to this Agreement through friendly negotiations. If a dispute is unable to be resolved by negotiations within sixty (60) days of any Party issuing a notice to the other Party(ies) of the existence of such dispute, then such dispute (including disputes related to the validity or existence of this Agreement) shall be submitted to the Shanghai Sub-Commission of the China International Economic and Trade Arbitration Commission and be arbitrated in accordance with the arbitration rules of such Sub-Commission in effect at the time of arbitration.

(2)	The arbitral award shall be final and equally binding on the disputing Parties and may be compulsorily enforced in accordance with the stipulations of the relevant terms and conditions thereof.

(3)	The arbitration fees shall be borne by the losing party, unless otherwise specified by the arbitral award. If it is necessary for a Party to enforce the arbitral award by means of litigation, the breaching party shall pay all reasonable fees and expenses including, but not limited to, reasonable legal fees and any additional litigation or enforcement fees arising out of a Party’s application for the enforcement of the arbitral award.

(4)	During the period of dispute resolution, with the exception of the matters in dispute, the Parties shall continue to fulfill this Agreement in its entirety.
IV.	Remedies for Breach of Contract
4.1	The Parties agree that if Party B breaches the Non-Competition obligations stipulated by Clause II of this Agreement, he shall assume the liability for such breach. All benefits and proceeds acquired as a result of the breach of such Non-Competition obligations (such as work product resulting from engaging in competition with Party A) shall become the property of Party A. Furthermore, Party B shall compensate Party A for actual losses incurred by Party A as a result of such breach. Party A shall also have the right to request that Party B immediately terminate any conduct related to the Competing Business.

4.2	Party B acknowledges that the compensation for the losses described in Clause 4.1 above will not constitute sufficient remedy for a breach of contract. Party B agrees that if the breach of this Agreement by Party B results in any payments, liabilities or losses suffered on the part of Party A (including but not limited to loss of profits by Party A), Party B shall compensate Party A such payments, liabilities or losses (including but not limited to interest and legal fees paid or losses incurred as a result of the breach).
V.	Effective Date and Term of Contract

This Agreement shall be effective upon the signing thereof by the Parties and shall remain valid indefinitely. The early termination of this Agreement shall not affect the rights of a non-breaching party to pursue a breaching party for breach of contract in accordance with this Agreement.

VI.	Others
6.1	Entire Agreement: This Agreement and its Appendix and Attachments (if any) are the sole documents which completely and accurately describe the intentions of the Parties and constitute the entire agreement between the Parties with respect to the matters set forth herein. No prior statements, guarantees or agreements exist in relation to this Agreement. Unless agreed in writing by the Parties, no amendments, additions and deletions to the terms and conditions of this Agreement shall be binding on any Party.
6.2	Waiver: Any waiver of the breach of contract or liability under this Agreement is not to be taken as waiver of any other breach of contract or liability, regardless of whether they are of a similar nature. Any single or partial exercise of any right shall not exclude any other future exercise of such right. Notwithstanding the foregoing, such waiver shall be valid only upon issuance of a written document signed by an authorized signatory of the waiving Party and whose contents indicate that it is issued as a result of circumstances necessitating a waiver.

6.3	Severability: In the event that any term or condition of this Agreement is determined to be invalid (for whatever reason), unless the invalidity of such term or condition has an actual effect on the continued fulfillment of the contract as a whole, such invalidity shall not affect the other terms and conditions of this Agreement and such invalid term or condition shall be deemed to be deleted from this Agreement. After negotiations, the Parties may sign a supplemental agreement to make arrangements regarding related matters.

6.4	Third Party Interests: This Agreement shall be binding on and shall inure to the benefit of the Parties, their respective heirs, and those assignees approved by the Parties. Nothing in this Agreement may be deemed to explicitly or implicitly grant any right, relief or obligation to any other person or entity with except for the Parties, their respective heirs and approved assignees.

6.5	Notice: All notices, claims, requests, acknowledgements or other correspondence shall be made in writing, and the issuing party may personally, or through courier or registered mail, deliver the same to the address of the receiving party set forth below (or a different address as notified in writing by a Party). The time of delivery for all notices, claims, requests, acknowledgements or other correspondence in relation to this Agreement shall be deemed to be as follows: (1) in the event of a personal delivery, the actual time of delivery; (2) in the event of courier, after the third (3rd) day from the date of submission to the courier (if delivery occurs within three (3) days, then the actual date of delivery shall be binding) ; (3) in the event of registered mail (or mail posted overseas by air mail), after the fifth (5th) day from the date of posting (if delivery occurs within five (5) days, then the actual date of delivery shall be binding).

To:	Shanghai FLOG Media Culture Company Ltd.

	Address:	Suite 2309 Jinyulan Plaza, 1 Dapu Road, Luwan District, Shanghai

	Attention:	Baohe Meng

	Telephone:	021-53960860

	Fax:	021-53960056

To:	Shanghai Xindijia AD Co., Ltd.

	Address:	603 - 438 Tianyaoqiao Road, Shanghai

	Telephone:	54259832

	Attention:	Junhui Meng

	Fax:	54259832

To:	Redgate Interactive Advertising (Beijing) Co., Ltd.

	Address:	Suite 1807, Tower B, Jianwai SOHO Building (South Wing), 39 East Third Ring Road, Chaoyang District, Beijing

	Attention:	Ying Zhu

	Telephone:	010-58692980

	Fax:	010-58692960
6.6	Headings: The headings of all clauses in this Agreement are for reference only and shall not be utilized in the interpretation of this Agreement or affect the meaning of this Agreement.

6.7	Disclosure: Unless otherwise stipulated by laws and regulations, neither any Party nor its agent shall issue any public statements with respect to this Agreement or any other documents or subsequent documents signed in respect to the matters herein without the prior written consent of the other Party(ies) (such consent not to be unreasonably withheld).

6.8	Language: This Agreement is executed in Chinese.

6.9	Counterparts: This Agreement is executed in three (3) counterparts, one counterpart for each Party.

(This page is intentionally left blank, the signature page is attached at the end)

(Non-Competition Agreement Signature Page, no other contents on this page.)
The Parties have executed this Agreement on the date as specified at the beginning of the document.

Party A: Shanghai FLOG Media Culture Company Ltd. [company seal]
Legal Representative: (Signature)	/s/ Baohe Meng
Baohe Meng

Party B: Shanghai Xindijia AD Co., Ltd. [company seal]
Legal Representative: (Signature)	/s/ Junhui Meng
Junhui Meng
Redgate Interactive: Redgate Interactive Advertising (Beijing) Co., Ltd. [company seal]
Legal Representative: (Signature)	/s/ Ying Zhu
Ying Zhu

Appendix
Incomplete Transfer of Business
1. Party A is not currently a party to any agreement with Kunshan Fuyuan Entertainment Company Limited in respect of the transfer which is the subject of the Golf Course Advertising Cooperation Agreement.
2. Party A is not currently a party to any agreement with Beijing CBD International Golf Club in respect of the transfer which is the subject of the Golf Course Advertising Cooperation Agreement.